UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 23, 2023

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 23, 2023, Werner Enterprises, Inc. (the "Company") announced that its Board of Directors appointed Christopher D. Wikoff to serve as Executive Vice President, Treasurer and Chief Financial Officer ("CFO") of the Company. Mr. Wikoff will begin serving as the Company's CFO on April 18, 2023, succeeding John J. Steele, who announced his retirement plans in August 2022.

Mr. Wikoff, 48, has served as Executive Vice President and Treasurer of West Technology Group, formerly Intrado Corporation, a cloud-based, global technology partner ("West"), since 2016. Prior to joining West, Mr. Wikoff served as Vice President, Finance and Treasurer at CommScope, a Fortune 1000 network infrastructure provider, from 2003 through 2015. Prior to his time at CommScope, Mr. Wikoff served in other corporate and divisional finance leadership roles, including with Avaya from 2000 to 2003.

The Compensation Committee of the Company's Board of Directors approved, and the Company entered into, a Compensation Letter Agreement ("Letter Agreement") with Mr. Wikoff in connection with his appointment as CFO. The material terms of the Letter Agreement are described below.

Under the Letter Agreement, Mr. Wikoff's starting compensation will consist of: (i) an annual base salary of $495,000, (ii) a target annual cash incentive award equal to 70% of his annual base salary, which will be prorated for calendar year 2023 and payable in first quarter 2024, and (iii) an annual equity award with a target value totaling $400,000, split evenly ($200,000 each) between restricted stock and performance stock. The final cash incentive award can range from 0% to 200% of target depending on performance versus the Company's goals. Based on the current program design and subject to Mr. Wikoff's continued employment, the restricted stock will vest in three installments of 34%, 33%, and 33%, respectively, on each of the first three anniversaries from the grant date. The earned performance stock will cliff vest in one installment on the third anniversary from the grant date. The number of performance shares earned is based on a pre-determined diluted earnings per share goal.

Under the terms of the Letter Agreement, Mr. Wikoff will also receive a $250,000 cash sign on bonus and a one-time retention equity award of restricted stock units valued at $1,000,000. The sign on bonus is payable within 30 days following Mr. Wikoff's first day of employment. In the event Mr. Wikoff voluntarily resigns his employment for any reason or the Company terminates his employment for cause, in each case, within one year following the payment date of the sign on bonus, Mr. Wikoff will repay the entire gross amount of the sign on bonus to the Company on the date of his termination. The one-time retention equity award will vest in five annual increments of 20% each, subject to his continued employment.

Mr. Wikoff will generally be eligible to participate in the benefit programs offered to the Company's other senior management, including participation in the Change in Control plan, for which the Company's CFO is an eligible beneficiary. The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

A copy of the press release issued by the Company announcing Mr. Wikoff's appointment is attached hereto as Exhibit 99.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

    (d)    Exhibits.

10.1	Compensation Letter Agreement, dated February 7, 2023, between Christopher Wikoff and Werner Enterprises, Inc.
99.1	Press release issued by the registrant on February 23, 2023, "Werner Enterprises Names Chris Wikoff as Chief Financial Officer".

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: February 23, 2023	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: February 23, 2023	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary